EXHIBIT 10.24
AMENDMENT TO THE
MAY 11, 2011 LETTER AGREEMENT

Medtronic, Inc. (“the Company”) and Omar Ishrak, Chairman and Chief Executive Officer of the Company, hereby agree to this Amendment (“Amendment”), dated as of February 12, 2015, to the Letter Agreement (“Agreement”) entered into by the parties on May 11, 2011, and amended as of August 24, 2011.
WHEREAS, on June 15, 2014, the Company entered into a Transaction Agreement with Covidien plc and the other parties named therein (the “Transaction Agreement”) to acquire Covidien through the formation of a new holding company incorporated in Ireland which was renamed Medtronic plc (the “Transaction”); and
WHEREAS, technical changes to the Agreement are required in connection with the Transaction; and
NOW, THEREFORE, the Agreement is hereby amended as follows, effective as of the Effective Time (as defined in the Transaction Agreement):

1.	You shall hold the title set forth in Paragraph 2 of the Agreement at both the Company and at Medtronic plc, a Irish public limited company and the parent company of the Company (“Medtronic plc”).

2.
The Board membership and chairmanship set forth in Paragraph 3 of the Agreement shall change from the Company to Medtronic plc (the “Plc Board”), and you shall be annually nominated for reelection to such position.

3.
References to any compensation and benefit plans and policies previously maintained by the Company which have been adopted, amended and restated by Medtronic plc shall be deemed to refer to those amended and restated plans and policies where the context requires. References to any future benefit plan participation will be deemed to refer to plans maintained by the Company or Medtronic plc, as applicable, based on the terms of such future benefits programs.

4.	Any reference to a Change of Control of the Company shall instead be deemed to refer to a Change of Control of Medtronic plc.

5.	References in Paragraph 16 to your duties and obligations with the Company shall be deemed to refer to your duties and obligations with the Company and its affiliates, including Medtronic plc.

6.
References to the Board in the definition of Cause on Attachment 1 shall be deemed to refer to the Plc Board, and references in such definition to an impact on the Company shall be deemed to refer to an impact on the Company and its affiliates, including Medtronic plc.

7.
References to your position with the Company in prong (b) of the definition of Good Reason on Attachment 1 shall be deemed to refer to any of your positions as set forth in Section 1 of this Amendment.

8.
Except as provided herein, the Agreement shall remain in full force and effect. The Agreement, together with this Amendment and the August 24, 2011 amendment, shall be considered one and the same agreement.

COMPANY

__________________________
Name:
Title:

EXECUTIVE

___________________________
Omar Ishrak
Chairman and Chief Executive Officer